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                                                                    Exhibit 5.01

                                                            June 27, 2003

Citigroup Inc.
399 Park Avenue
New York, New York  10043

Ladies and Gentlemen:

     I am General Counsel-Capital Markets of Citigroup Inc., a Delaware corporation (the "Company"). I refer to the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) debt securities of the Company, which may be senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities"),
(ii) junior subordinated debt securities (the "Junior Subordinated Debt Securities" and collectively with the Subordinated Securities and the Senior Securities, the "Debt Securities") issued in connection with the offering by certain affiliated business trusts of the Company of capital securities (the "Capital Securities"), certain payments in respect of which will be guaranteed by the Company (the "Guarantees"), (iii) warrants (the "Common Stock Warrants") representing the right to receive, upon exercise, a number of shares of Common Stock (as defined below), (iv) warrants (the "Index Warrants") representing the right to receive, upon exercise, an amount in cash that will be determined by reference to prices, yields, levels or other specified objective measures, (v) shares of preferred stock of the Company (the "Preferred Stock"), (vi) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the "Depositary Shares"), (vii) stock purchase contracts (the "Stock Purchase Contracts") to purchase Common Stock (as defined below), Preferred Stock or Depositary Shares, (viii) stock purchase units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or Capital Securities, securing a holder's obligation to purchase Common Stock (as defined below), Preferred Stock or Depositary Shares under a Stock Purchase Contract and (ix) shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"). The Debt Securities, the Common Stock Warrants, the Index Warrants, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units and the Common Stock are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement will have an aggregate initial offering price of up to $15 billion or the equivalent thereof in foreign currencies and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Act").

     Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities will be issued under an Indenture dated as of March 15, 1987, as amended (the

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"Senior Indenture"), between the Company and The Bank of New York (the "Senior
Trustee"), as Senior Trustee, and the Subordinated Securities will be issued under an Indenture dated as of April 12, 2001 (the "Subordinated Indenture"; together with the Senior Indenture, the "Indentures"; and each, individually, an "Indenture"), between the Company and Bank One Trust Company, N.A., as Subordinated Trustee (each of the Senior Trustee and the Subordinated Trustee, a "Trustee"). The Common Stock Warrants will be issued under one or more warrant agreements (each, a "Common Stock Warrant Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Common Stock Warrant Agreement. The Index Warrants will be issued under one or more warrant agreements (each, an "Index Warrant Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Index Warrant Agreement.

     I, or attorneys under my supervision, have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus Supplement, Pricing Supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws;
(iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, Pricing Supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the Prospectus Supplement(s), Pricing Supplement(s) or term sheet(s) referred to therein; and (vi) the Company will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action, I am of the opinion that:

     1. The Company is a duly incorporated and existing corporation under the laws of the State of Delaware.

     2. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, assuming the due authorization, execution, and delivery of the


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applicable Indenture by the Trustee, and due execution, authentication and delivery of the Debt Securities in accordance with the terms of the applicable Indenture, when such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, such Debt Securities (including any Debt Securities issued as part of any Stock Purchase Units) will be legal, valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

     3. With respect to the Common Stock Warrants, assuming the (i) due authorization, execution and delivery of the applicable Common Stock Warrant Agreement by one or more institutions as identified in such Common Stock Warrant Agreement and (ii) due execution, countersignature and delivery of the Common Stock Warrants, when such Common Stock Warrants have been issued and sold, such Common Stock Warrants will be legal, valid and binding obligations of the Company.

     4. With respect to the Index Warrants, assuming the (i) due authorization, execution and delivery of the applicable Index Warrant Agreement by one or more institutions as identified in such Index Warrant Agreement and (ii) due execution, countersignature and delivery of the Index Warrants, when such Index Warrants have been issued and sold, such Index Warrants will be legal, valid and binding obligations of the Company.

     5. With respect to the Stock Purchase Contracts, assuming the due execution, countersignature and delivery of the Stock Purchase Contracts, when such Stock Purchase Contracts have been issued and sold, such Stock Purchase Contracts will be legal, valid and binding obligations of the Company.

     6. With respect to the Stock Purchase Units, assuming the due execution, countersignature and delivery of the Stock Purchase Units, when such Stock Purchase Units have been issued and sold, such Stock Purchase Units will be legal, valid and binding obligations of the Company.

     7. Except with respect to Common Stock issuable upon (i) the conversion of Debt Securities or (ii) the settlement of the Stock Purchase Contracts or the Stock Purchase Units, when the Common Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock has been authorized by all necessary corporate action and that the certificates evidencing such shares of Common Stock are duly executed and delivered.

     8. With respect to Common Stock issuable upon the conversion of Debt Securities which are by their terms convertible, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon conversion of such Debt Securities has been authorized by all necessary corporate action, that such Debt Securities have been converted in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered.


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     9.  With respect to Common Stock issuable upon settlement of Stock Purchase
Contracts or Stock Purchase Units, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon settlement of such Stock Purchase Contracts or Stock Purchase Units has been authorized by all necessary corporate action, that such Stock Purchase Contracts or Stock Purchase Units have been settled in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered.

     Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

     My opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.

     I consent to the use of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,


                                               /s/ John R. Dye
                                               General Counsel - Capital Markets

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